HEALTH CARE SERVICES
ACCESS AGREEMENT
This Health Care Services Access Agreement (the “Agreement”), by and between American CareSource Holdings, Inc. d/b/a Ancillary Care Services, Inc. (“ACS”), and HealthSmart Preferred Care II, LP, HealthSmart Preferred Network II, Inc., and SelectNet Plus, Inc. (referred to hereinafter collectively as “HSPC”) is entered into as of this 31st day of December, 2012(the “Effective Date”).
WHEREAS, ACS is engaged in the business of developing, maintaining and providing access to providers engaged in health care services and in administrating comprehensive health care services for various types of medical benefit plans; and,
WHEREAS, HSPC desires to utilize the ACS Providers and ACS' active referral management services in order to provide benefits for health care services to Benefit Plans and their Plan Participants for whom HSPC provides services; and,
WHEREAS, HSPC shall provide claim consolidation and routing of claims to ACS to facilitate the automated repricing of claims by ACS, generating reductions in various charges for health care services that are Covered Services provided to Plan Participants; and,
WHEREAS, ACS manages all reimbursement-related communications on submitted ACS Provider claims; and
WHEREAS, the parties intend that neither party shall be deemed a “fiduciary” within the meaning of ERISA or any insurance law, and neither party shall have discretionary authority or final determinative capability.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the parties agree as follows:

1.	DEFINITIONS

1.1“ACS Fee Schedule” means any fee schedule for health care services arranged and/or negotiated, directly or indirectly, by ACS, each of which establishes the maximum allowable payments that shall be made for health care services by HSPC Payors to ACS for health care services that are delivered to Plan Participants.

1.2“ACS Provider” means any provider of Covered Services that has agreed to participate in ACS' group of providers and is a party to an ACS Provider Agreement.

1.3“ACS Provider Agreement” means any agreement executed by ACS and an ACS Provider setting forth the terms in accordance with which such ACS Provider shall provide health care services for amounts set forth therein.

1.4“Affiliate” or “Affiliates” shall mean the current and future direct and indirect subsidiaries and affiliates of HealthSmart Preferred Care II, LP who perform preferred provider network and/or third party administration services. The current Affiliates of HealthSmart Preferred Care II, L.P. are identified on Exhibit B attached hereto.

1.5“Benefit Plan” means any type of health care benefit program provided to Plan Participants supplying such Plan Participants with funds to pay for health care services, sponsored and/or administered by Payor, and for whom HSPC provides services.

1.6“Clean Claim(s)” means a claim for services or supplies that can be processed in accordance with the terms of the applicable Benefit Plan's Plan Document without obtaining additional information from the ACS Provider or any other third party, which requests are to go through ACS. It is a claim which has no defect or impropriety. A defect or impropriety shall include a lack of required sustaining documentation as set forth and in accordance with the applicable Benefit Plan's Plan Document or a particular circumstance requiring special treatment which prevents timely payment from being made. A Clean Claim does not include claims under investigation for fraud or abuse, or claims under review for medical necessity, or under review to ensure they do not exceed the maximum amount payable in accordance with the terms of the applicable Benefit Plan, or any other matter that may prevent the charge(s) from being deemed covered expenses in accordance with the terms of the Benefit Plan's Plan Document.

1.7“Covered Services” means the care, treatments, services or supplies described in the applicable Benefit Plan's Plan Document, as eligible for payment or reimbursement from the Benefit Plan, as further defined to include those health care services included in Exhibit A attached hereto.

1.8“Existing Paid Claims Volume” is defined as the aggregate claims paid for Primary Group Health Services (measured by funds that are collected) each calendar month to ACS that was derived from HSPC and the Payors and clients identified on Schedule 1.8 for health care services provided by the ACS network. The parties agree that Schedule 1.8, attached hereto, is preliminary in nature. The parties agree, acting in good faith and no later than thirty (30) days following the Effective Date, to reconcile the participation status of those payors and/or clients identified by ACS in the Incremental Payor Listing delivered to HSPC via email on December 27, 2012 and to produce a final Schedule 1.8 which will replace the preliminary Schedule 1.8 upon mutual written agreement.

1.9“New Paid Claims Volume” is defined as the aggregate claims paid for Primary Group Health Services (measured by funds that are collected) each calendar month to ACS that was derived from HSPC and any Payors and clients not identified on Schedule 1.8 as of the date hereof for health care services provided by the ACS network.

1.10“Participant Expenses” means any amounts that are the responsibility of the Plan Participant or the appropriate responsible party to pay in accordance with such party's Benefit Plan, including, without limitation, co-payments, co-insurance, deductibles, and non-covered expenses.

1.11“Payor” means any insurance company, union, third party administrator, self-insured employer, government-sponsored entity, state or county municipality, employer association or coalition which, directly or indirectly under state or federal regulation or law, provides or arranges for the provision of Covered Services under any Benefit Plan. In addition to being an Affiliate of HSPC, HealthSmart Benefit Solutions, Inc. shall also be considered a Payor under this Agreement.

1.12“Plan Document” means the instrument or instruments that set forth and govern the duties of the Benefit Plan and HSPC; eligibility and benefit provisions of the Benefit Plan provide for the payment or reimbursement of Covered Services set forth therein.

1.13“Plan Participant” means any covered person under a Benefit Plan who is entitled to benefits for Covered Services.

1.14“Primary Group Health Services” means those health care services that ACS renders as part of primary PPO access with identification and steerage mechanisms under a Benefit Plan.For the avoidance of doubt, the parties acknowledge and agree that Primary Group Health Care Services shall only include those health care services provided by ACS in its primary group health line of business and shall not include any other line of business including, without limitation, secondary, workers compensation or auto medical.

2.REPRESENTATIONS AND OBLIGATIONS OF ACS

2.1ACS Providers.

a.Access to Providers and Credentialing. During the term of this Agreement, ACS shall maintain a credentialed network of health care providers and shall provide both Benefit Plans and Plan Participants access to the ACS Providers. ACS Providers shall be credentialed in accordance with standards set by the Utilization Review Accreditation Commission and ACS' own internal credentialing policies and procedures, which shall be provided to HSPC upon execution of this Agreement and thereafter upon request. Any modification to ACS' internal credentialing policies and procedures must be communicated to HSPC no less than ninety (90) days prior to the effective date of such change.

b.Provider Information. ACS shall deliver the names and demographics of each of the ACS Providers to HSPC on a weekly basis in a mutually agreed-upon electronic format. With respect to claims that reach the ACS tier in a particular Payor or client's individual network hierarchy, ACS Providers that also have entered into agreements with HSPC and/or a Benefit Plan shall provide Covered Services solely pursuant to such ACS Provider's ACS Provider Agreement.

c.Requested Negotiated Rates with Providers. ACS shall use its commercially reasonable efforts to recruit additional ACS Providers to meet the needs of HSPC when requested by HSPC in writing. If HSPC requests the deletion or suspension of an ACS Provider from the list of those ACS Providers providing Covered Services to Plan Participants, ACS shall immediately contact HSPC to determine the factual situation necessitating the change and shall work with HSPC to obtain a mutually-satisfactory solution. If the parties are unable to reach a mutually agreeable resolution within thirty (30) days following the initial request by HSPC, ACS shall remove such ACS Provider from the list of ACS Providers providing Covered Services to Plan Participants. Any such removal may be on a global or a Benefit Plan-specific basis.

2.2Claims Processing of Covered Services and Repricing.

a.Provider Claims Submission. ACS agrees to use commercially reasonable efforts to include provisions in its ACS Provider Agreements entered into from and after the date of this Agreement that require that ACS Providers submit claims for Covered Services provided to Plan Participants to the electronic or U.S. mail addresses established by HSPC or Payor within ninety (90) days of the date of service.

b.Reprice and Submit Repriced Claims. [***] ACS shall reprice such Clean Claim and submit the repriced Clean Claim for Covered Services with payment instructions for adjudication and payment based on the established ACS Fee Schedule. ACS represents and warrants that Clean Claims will be repriced accurately and completely according to the terms of the applicable ACS Fee Schedule.

c.Payment to ACS Providers. ACS shall pay the ACS Providers who provided the Covered Services in accordance with each such ACS Provider's ACS Provider Agreement. ACS shall provide an Explanation of Payment and/or Explanation of Benefit form to each such ACS Provider when payment is made, which shall allow the ACS Provider to collect any remaining allowable Participant Expenses and/or non-covered charges for the Covered Services. ACS shall pay to the ACS Providers a secondary repriced figure, determined by ACS in accordance with ACS' Provider Agreement with such ACS Provider, minus any applicable Participant Expenses, non-covered charges, or adjustments for coordination of benefits. Any amount differing between the repriced amount paid by Payor to ACS, and the secondary repriced amount paid by ACS to an ACS Provider, shall be deemed compensation to ACS for ACS' services. Payment of a claim will be deemed final and shall not be subject to appeal by an ACS Provider (1) year following the last date a payment is issued by Payor.

d.Deadlines. ACS shall maintain a current log of all of Clean Claims submitted by HSPC to ACS for repricing to ensure that the deadlines set forth in this Agreement are met. Failure by a party to abide by deadlines applicable hereunder, and subsequent losses resulting from said failure, will not result in liability or responsibility for damages to be levied against the other party unless such failure is caused or substantially contributed to by the actions of the other party.

e.Support HSPC's Education Efforts. Upon HSPC's written request, ACS will support HSPC's efforts to educate Plan Participants and stop-loss and reinsurance carriers regarding this Agreement, where applicable.

2.3Provider Relations. ACS shall provide provider relation services for ACS Providers for claims submitted to, or paid by, ACS to the ACS Provider, including toll-free telephone lines, to address any payment or claims review issues involving the payment of a claim under the ACS Provider Agreement. All HSPC inquires or appeals regarding ACS Providers will be addressed and resolved by ACS promptly.

2.4Assignment of Payment for Covered Services. Each ACS Provider Agreement shall allow for the assignment to ACS of the right to collect payment for Covered Services from HSPC or Payor.

2.5Reports. ACS shall make available to HSPC reports containing the data listed on Schedule 2.5 hereto no later than the tenth (10th) day of each month, beginning in February 2013, regarding the amount of savings realized, payment activity, utilization data and such other information as shall be mutually agreed upon, in such format, electronic or hard copy as may be mutually-agreed by ACS and HSPC.

2.6Binding Effect. ACS is a corporation duly existing and in good standing under the laws of the State of Delaware. ACS represents and warrants that it holds, and throughout the term of this Agreement shall continue to hold, all licenses required by applicable law to conduct its current health care business. ACS further represents and warrants that it has the corporate authority and is duly authorized to enter into this Agreement and to bind its employees and agents to the terms of this Agreement. ACS will take all steps necessary to ensure that ACS Providers are aware of these terms, and will obtain from such ACS Providers assurances that they will abide by these terms, in accordance with this Agreement, the Benefit Plan, and applicable law(s). ACS shall provide written notice to HSPC within thirty (30) days following: (i) any formal proceeding, challenge or change concerning ACS' licensure; or (ii) receipt of any notice from any governmental authority of noncompliance with any applicable federal, state or local law or regulations that would affect the terms or services provided pursuant to this Agreement.

3.PROVIDER CONTRACTING

3.1Each party understands and acknowledges that the other party is in the business of providing health care services and, as such, may from time to time enter into contracts with providers currently under contract with the other party.

3.2HSPC delegates to ACS on a non-exclusive basis provider recruitment and contracting responsibility for those health care services listed in Exhibit A in those geographic regions identified in Schedule 3.2. During the term of this Agreement, ACS agrees to use its commercially reasonable efforts to expand the ACS network [***] in the geographic regions identified in Schedule 3.2 for purposes of enhancing its product offering to HSPC and HSPC's clients. HSPC shall provide ACS with an HSPC letterhead endorsement in a mutually agreed upon format to assist ACS in provider solicitation. Notwithstanding anything in this Agreement to the contrary, HSPC reserves the right to directly contract with any provider providing the health care services listed in Exhibit A within the geographic regions listed in Schedule 3.2 as determined by HSPC in its sole discretion.

3.3HSPC shall provide ACS with a quarterly claims file indicating all “white space” non-participating providers.

3.4Periodically at HSPC's discretion, HSPC may provide to ACS, in a format mutually agreed upon by the parties, a list of provider nominations. The list, at a minimum, shall contain the name, address, phone, specialty, and other relevant information sufficient to allow ACS to identify, locate and solicit the nominated provider. ACS shall, [***] following receipt of a provider nomination from HSPC, provide written confirmation to HSPC of its intent to recruit and contract with such provider. ACS shall thereafter use its commercially reasonable efforts to secure a contract with such nominated provider [***]. No later than the fifth (5th) day of each month, ACS shall provide HSPC with its monthly list of active provider solicitations, including, without limitation, the current status of negotiations, as well as the effective date of each completed agreement for HSPC nominated providers. Additionally, upon mutual written agreement, HSPC may engage ACS to conduct network development activities associated with those health care services identified in Exhibit A for additional geographic regions for a period of time to be determined by the parties. For the avoidance of doubt, nothing in this Section 3.4 shall prohibit HSPC from directly contracting with any provider in its sole discretion, regardless of such provider's nomination status with ACS. HSPC will use commercially reasonable efforts to notify ACS if it elects to solicit a direct contract from any HSPC-nominated provider or if HSPC subsequently acquires a direct contract with a HSPC-nominated provider by virtue of a merger or acquisition.

4.	REPRESENTATIONS AND OBLIGATIONS OF HSPC

4.1Claims Processing of Covered Services.

a.Payee Status. HSPC shall accept change in “payment redirection” status of a claim from an ACS Provider to ACS. ACS shall indemnify, defend, and hold HSPC harmless for claims of any nature made by an ACS Provider claiming that such payment redirection is improper or unauthorized.

b.Claims Routing Services. HSPC shall use commercially reasonable efforts to collect, consolidate and transmit Clean Claims for Covered Services from ACS Providers in a mutually agreed upon format to ACS [***] of receipt of the Clean Claim for repricing. HSPC shall ensure that Payors provide an Explanation of Payment form or Explanation of Benefits form(s) for each claim paid pursuant to this Agreement to enable ACS to provide such information to the ACS Provider, including the amount of Participant Expense for each such claim. HSPC shall ensure that Payors prepare all Explanation of

Benefits forms for Plan Participants reflecting the benefit payment amounts paid to ACS for claims from ACS Providers, as well as remaining amounts that may be Participant Expenses, non-covered or ineligible charges, or adjustments for coordination of benefits.
[***] or otherwise as defined by state or federal law, following receipt by HSPC of repriced Clean Claims for Covered Services, Payors shall use commercially reasonable efforts to adjudicate and submit payment of repriced Clean Claims for Covered Services to ACS, utilizing ACS' Tax Identification Number (“TIN”) for payee purposes, along with any and all applicable Explanation of Payment or Explanation of Benefits. Upon the date that delivery of funds by Payor to ACS is achieved, claims shall be deemed “paid” by all parties.
ACS Providers will not be obligated to accept ACS repriced amounts, nor will ACS be held liable for an ACS Provider's refusal to accept ACS repriced amounts, if a Payor fails to issue funds to ACS as payment for repriced Clean Claims for Covered Services in accordance with the terms set forth herein.
Application of the discount made available through ACS Provider Agreements at all times remains subject to HSPC and/or Payor's compliance with the terms of the applicable ACS Provider Agreement, provided that HSPC has been advised of such terms in writing in advance. Failure to comply with the ACS Provider Agreement or to meet any contracted payment timeframe on a Clean Claim may result in the loss of the applicable discount for the claim in question. A copy of ACS' template ACS Provider Agreement shall be provided to HSPC upon execution of the Agreement.
The duties of HSPC are limited to those specifically set forth in this Agreement. HSPC does not determine Plan Participant eligibility, nor is HSPC responsible for the funding, payment, or adjudication of Plan Participant claims. HSPC does not exercise any control with respect to Benefit Plan assets, policies, practices, or procedures.
c.Network Position; Reporting. Subject to Payor or client written instruction to the contrary, for those HSPC Payors and clients accessing the ACS network on the Effective Date, HSPC agrees to use commercially reasonable efforts to maintain ACS' network positioning as of the Effective Date for the initial calendar year following the Effective Date. During the term of this Agreement, HSPC agrees to provide ACS, on a weekly basis, with a listing of all Payors and clients of HSPC accessing the ACS network. HSPC shall also provide to ACS, on a quarterly basis, a system-generated report indicating the tier position of ACS Providers for each HSPC Payor and client (the “Tiering Report”). HSPC shall provide ACS a crosswalk sufficient to allow ACS to identify its position indicated in the Tiering Report, as well as those codes which fall into the general categories of (i) client owned networks (typically associated with hospital or provider organization clients), (ii) direct, client-specific provider arrangements, (iii) client-specific Benefit Plan design components, (iv) the HSPC lab program, and (v) multi-state HSPC network provider arrangements. Additionally, during the term of this Agreement, HSPC agrees to provide ACS, on a weekly basis, with (i) a listing of any new Payors and clients of HSPC, including each new group name, group number, address, effective date, claim submission address, and a contact for benefit and eligibility information, and (ii) a listing of any Payors or clients who have terminated their relationship with HSPC. HSPC shall assure that all reports provided to ACS pursuant to this Section 4.1(c) are true and correct in all material respects as of the date of such report; provided, however, that HSPC shall not be required to independently verify the accuracy of information provided to HSPC by its Payors or clients. ACS shall have no liability or responsibility to HSPC or any other party for any action taken by ACS where such action is based upon or taken in reliance upon information reported to ACS by HSPC.
d.Notification. HSPC agrees to notify ACS if HSPC becomes aware that an applicable Benefit Plan or Plan Document is amended or changed in a way that may materially impact the performance of the provisions of this Agreement.

4.2Provider Information. For HSPC clients who access ACS, all ACS Providers for Covered Services shall be listed in all of the provider directories and resource materials for Plan Participants, regulatory authorities, and prospective participants and groups, including printed and on-line or electronically-accessed directories. HSPC agrees to update these listings with information provided by ACS at the same time that it routinely updates such listings for HSPC contracted providers, but no less frequently than monthly. Upon request, HSPC shall provide ACS with a Payor's applicable eligibility verification contact information and related information to allow ACS to comply with its ACS Provider Agreements.

4.3Licenses and Compliance with Law; Binding Effect. HSPC represents and warrants that it holds, and throughout the term of this Agreement shall continue to hold, all licenses required by applicable law to conduct its current health care business. HSPC further represents and warrants that it has the corporate authority and is duly authorized to enter into this Agreement and to bind its employees and agents to the terms of this Agreement. HSPC shall provide written notice to ACS within thirty (30) days following: (i) any formal proceeding, challenge or change concerning that party's licensure; or (ii) receipt of any notice from any governmental authority of noncompliance with any applicable federal, state or local law or regulations that would affect the terms or services provided pursuant to this Agreement.

4.4Use of Trademarks and Name. HSPC shall allow ACS to include HSPC's name on all Explanation of Payment or Explanation of Benefit forms sent to ACS Providers from ACS. Any correspondence sent by ACS to Plan Participants concerning payments to ACS Providers also may include such information. HSPC shall allow ACS to include HSPC's name on marketing materials, including, without limitation, client listings and provider notifications, provided that HSPC has been given a reasonable opportunity to any review such marketing materials and has consented in writing to ACS' use of HSPC's name in such marketing materials. Any other use by ACS of HSPC's trademarks, name and/or logo shall require the advance written approval of HSPC.

4.5Non-Exclusive Relationship. For the avoidance of doubt, the services selected by HSPC herein are accessed on a non-exclusive basis and without any commitment from HSPC as to volume or value of utilization. Notwithstanding the foregoing, HSPC acknowledges and agrees that both HSPC and its Affiliates shall, acting in good faith, use their commercially reasonable efforts to encourage their client Payors to engage ACS with respect to the provision of services contemplated by this Agreement.

4.6Transition of Acquired Business.    On January 9, 2012, Wells Fargo Third Party Administrators, Inc. merged into HealthSmart Benefit Solutions, Inc., an Affiliate of HSPC. ACS and HSPC agree to establish an EDI connection on or before [***] which would allow the transition of certain network business associated with the former Wells Fargo Third Party Administrators, Inc. block of business to the ACS network. ACS understands and acknowledges that transition of said business to ACS is contingent upon factors other than the establishment of such EDI connection, and that this provision in no way constitutes a commitment or guarantee by HSPC of a particular volume or value of services associated with the former Wells Fargo Third Party Administrators, Inc. block of business.

5.PAYMENT FOR SERVICES AND COMPENSATION

5.1Payments. When a Payor has adjudicated the repriced ACS Provider claims for Plan Participants, Payor will use commercially reasonable efforts to remit all Benefit Plan payments, and applicable Explanation of Benefits to ACS for each such ACS Provider, provided that neither HSPC nor a Payor shall be liable to ACS for payments made directly to ACS Providers for any reason, including, without limitation, direct instruction by a client or by virtue of the operation of Payor's claims adjudication system. HSPC will use commercially reasonable efforts to educate Payors as to the ACS payment model outlined above. HSPC will use commercially reasonable efforts to cause Payors to forward client payment to ACS at the repriced amount, less applicable Participant Expense, non-covered charges, or adjustments for coordination of benefits and after application of Plan provisions. HSPC will use commercially reasonable efforts to cause Payors to utilize ACS' TIN for all such payments, recognizing the assignment of the claim from the ACS Provider to ACS. Payments to ACS shall be accompanied by accurate benefit explanations and calculation of Participant Expenses that will allow ACS to make payment and to provide appropriate claims reconciliation information to ACS Providers. The parties may agree to electronic transfers of payments and payment information.

5.2Compensation to HSPC. ACS shall pay HSPC a monthly administrative services fee (the “Administrative Services Fee”) to reimburse and to compensate HSPC for the work that HSPC is required to perform to support ACS' program, including, but not limited to, marketing support, electronic claims conversion for the benefit of ACS' program, the transmission of claims to ACS, the receipt of claims from ACS, and the transmission and tracking of claims to HSPC and HSPC Payors. The Administrative Services Fee relates only to Existing Paid Claims Volume and New Paid Claims Volume arising from ACS's network of ACS Providers.
The portion of the Administrative Services Fee, calculated based on Existing Paid Claims Volume, will be [***]. The portion of the Administrative Services Fee, calculated based on New Paid Claims Volume, will be [***]. The Administrative Services Fee will be paid by ACS to HSPC on a monthly basis no later than the twentieth (20th) day of each month. Each payment will be accompanied by a report outlining, in reasonable detail, ACS' calculation of the Administrative Services Fee, as well as Existing Paid Claims Volume and New Paid Claims Volume and claim detail for the month in question in a format mutually agreed upon between HSPC and ACS. If this arrangement is found in any way to violate any federal or state laws, rules or regulations, both parties agree that they will use their commercially reasonable efforts to negotiate a revision that is mutually acceptable.
The Administrative Services Fee shall not exceed [***] per annum.
5.3Compensation to ACS. HSPC and ACS acknowledge and agree that Schedule 5.3 attached hereto describes the compensation to be received by ACS for services other than Primary Group Health Services.

6.RECORDS, CONFIDENTIALITY AND HIPAA

6.1Maintenance and Accuracy of Records. Both parties agree to maintain appropriate financial and administrative records related to the services provided and the claims processed and paid under this Agreement and in accordance with applicable federal and state laws and regulations in an accurate and timely manner. All such records shall be maintained for a minimum of seven (7) years following the date of the making of the record.

6.2Audit. Once annually during the term of this Agreement and once during the year immediately following termination of this Agreement, each party shall be entitled, at a mutually agreeable time and date, but in any event upon no less than thirty (30) days prior written notice, to review, copy and audit such books and records of the other party (including, without limitation, ACS Provider Agreements, client agreements, and client set up in the system) to verify such party's compliance with the terms of this Agreement. Any such audit shall be limited to the current contract year and the contract year immediately preceding the current contract year. All audits shall take place during normal business office hours, and at the expense of the party performing such audit. The party being audited will bear any reasonable expense if the review or audit shows an [***] for the period audited. Undisputed underpayments shown by any such audit shall be paid within thirty (30) days of completion of the audit. Should either party elect to engage a third party to perform any audit pursuant to this Section 6.2, such third party audit firm must be approved by both parties in writing prior to the initiation of such audit and the third party shall enter into a customary confidentiality and non-disclosure agreement prior to commencing work.

6.3Confidential Business Information. HSPC and ACS may, from time to time, receive confidential and proprietary business information, claim information, legal information or other information from the other party. HSPC and ACS agree that such information (including customer lists, business plans, rates, ACS lists of payments under ACS Provider Agreements, electronic claims processing systems, financial models and the financial provisions of this Agreement and related information which shall all be deemed confidential whether or not so marked) shall all be maintained in confidence and shall not be disclosed to any person or entity, or used for any purpose other than performance hereunder, except as authorized in writing by the party providing the information or as otherwise required by law. The foregoing notwithstanding, any information that (i) is or becomes available to the public other than as a result of a breach of the terms of this Agreement, (ii) was in the non-disclosing party's possession prior to any disclosure thereof by the other party pursuant to the terms of this Agreement, or (iii) is or becomes available on a non-confidential basis from a source other than the disclosing party shall not be considered confidential information under this Agreement. For the avoidance of doubt, the parties acknowledge and agree that each party shall be entitled to make any necessary filings with the SEC and any press releases or other public statements related thereto.

6.4Confidentiality of Records; HIPAA. ACS and HSPC shall safeguard the privacy of any health information that identifies a particular Plan Participant. ACS and HSPC shall abide by all federal and state laws regarding confidentiality and disclosure of medical records and other health and Plan Participant information. ACS recognizes that it may be considered to be a Business Associate of HSPC under the federal Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), and agrees to execute a Business Associate Agreement in substantially the form attached hereto as Exhibit C.

7.TERM AND TERMINATION

7.1Term; Renewal. This Agreement shall become effective as of the Effective Date and shall remain in effect thereafter for an initial period of three (3) years (the “Initial Term”). Following the Initial Term, this Agreement shall automatically renew for a period of two (2) years (the “First Renewal Term”), unless earlier terminated pursuant to the terms of this Section 7 or unless either party provides notice of non-renewal of this Agreement no less than ninety (90) days prior to the expiration of the Initial Term. Following the First Renewal Term, this Agreement shall automatically renew for successive periods of one (1) year (each, a “Renewal Term”), unless earlier terminated pursuant to the terms of this Section 7 or unless either party provides notice of non-renewal of this Agreement no less than ninety (90) days prior to the expiration of the First Renewal Term or any subsequent Renewal Term.

7.2Termination for Cause. Either party may terminate this Agreement if the other party breaches this Agreement and such breach has not been cured prior to the expiration of thirty (30) days following the non-breaching party's delivery of written notice specifying such breach to the breaching party.

8.MISCELLANEOUS

8.1Entire Agreement; Assignment. This Agreement (including all exhibits hereto) sets forth the entire agreement and understanding of the parties as to the subject matter hereof and supersedes all prior or contemporaneous understandings of any kind, whether written or oral. This Agreement may be not be assigned by either party without the express written consent of the other party, provided that either party shall, without the obligation to obtain the prior written consent of the other party, be entitled to assign this Agreement or all or any part of its rights or obligations hereunder to an affiliate of a party; or to the purchaser of all or substantially all of the assets or capital stock of a party or to an entity into which a party is merged, provided, further that no such assignment shall relieve the party from its obligations hereunder.

8.2Amendment. This Agreement, including the exhibits hereto, may be amended or modified at any time during the term by written agreement of the parties.

8.3Governing Law. This Agreement shall be construed in accordance with the laws of the State of Texas not including the choice of law rules thereof.

8.4Severability. If any part of this Agreement is held to be invalid, unenforceable, or illegal by a court of competent jurisdiction, such determination shall not affect any other provision of this Agreement, and this Agreement shall be construed as if the impermissible provision had never been contained herein, unless such construction would substantially deprive a party of benefits hereunder, in which case, either party may terminate this Agreement by giving 90 days advance notice of such termination.

8.5Relationship of the Parties. ACS and HSPC are at all times acting and performing as independent contractors under the terms of this Agreement. Neither party shall be considered a joint venturer of the other party. Neither party shall have any liability for the general debts or obligations of the other party, and each party shall hold the other party harmless from and against such general debts and obligations.

8.6Benefit. This Agreement shall be binding upon and inure to the benefit of each party and its respective successors and permitted assigns.

8.7Notice. All notices and communications under this Agreement shall be in writing and shall be deemed to have been duly given to a party (i) when delivered to such party if hand delivered, (ii) one (1) day after having been deposited for delivery with an overnight courier and addressed as follows:

If to HSPC:	HealthSmart Preferred Care II, LP and HealthSmart Preferred Network II, Inc.
Attention: Legal Department
222 West Las Colinas Blvd, Suite 600N
Irving, TX 75039
[***]

If to ACS:	Ancillary Care Services
Attention: Matthew Thompson
5429 Lyndon B Johnson Freeway, Suite 850
Dallas, TX 75240
[***]

8.8    Dispute Resolution; Arbitration. The Parties will attempt in good faith to resolve through negotiation any dispute, claim or controversy arising out of or related to this Agreement. Any Party may initiate negotiations by providing written notice in letter form to the other Party, setting forth the dispute and the relief requested. The recipient of such notice will respond in writing within thirty (30) days with a statement of its position on a recommended solution to the dispute. If the dispute is not resolved by this exchange of correspondence, then representatives of each Party with full settlement authority will meet to exchange relevant information and perspectives, and to attempt to resolve the dispute. If such dispute is not resolved by negotiation, the matter will be submitted to confidential, binding arbitration before a single arbitrator in accordance with the rules of the American Arbitration Association for commercial arbitration.  The arbitrator shall have no power to award any punitive damages or exemplary damages or to ignore or vary the terms of this Agreement and shall be bound by the laws of the State of Texas, without regard to provisions relating to the conflict of laws. Arbitration shall be conducted in Dallas, Texas. Each Party acknowledges that it is knowingly and voluntarily waiving its right to judicial action (except to enforce the decision of the arbitrator(s)) and to a trial by jury, and that all arbitration proceedings shall be exclusively between the two Parties to this Agreement.
The Parties hereto acknowledge and agree that the prevailing Party in any arbitration proceeding hereunder regarding the validity or enforceability of, or liability under, any provision of this Agreement shall be entitled to receive from the non-prevailing Party all costs associated therewith including, without limitation, reasonable and necessary attorneys fees.
8.9    Indemnification. Subject to the limitations contained herein, each party shall indemnify, defend, and hold the other harmless from all claims, losses, damages, judgments, liabilities, causes, expenses or obligations (including, but not limited to, reasonable attorney's fees and expenses) arising out of or resulting from the indemnitor's own gross negligence or other wrongful acts or omissions or that of any of its officers, shareholders, directors, agents, representatives, or employees acting within the scope of his or her employment. If any action, suit or other proceeding is commenced, or any claim or demand is asserted, relating to or in respect of which a party (an “Indemnitee”) demands indemnification pursuant to this Section (each a “Claim”), the Indemnitee shall, with reasonable promptness, notify the party from whom such indemnification is demanded (the “Indemnitor”) of such Claim. Such notice shall describe the nature of such Claim in reasonable detail and shall include such written information that the Indemnitee has received with regard to the Claim as may be reasonably necessary for the Indemnitor to evaluate such Claim. The Indemnitee's failure to give such notice to the Indemnitor shall not relieve the Indemnitor from any obligations under this Agreement, except to the extent such failure materially and substantially prejudices the defense of the action or proceeding by the Indemnitor.
Indemnitor shall have the right to control the defense of any action, suit or other proceeding brought by a third party that constitutes a Claim (each a “Third Party Claim”) with counsel approved by the Indemnitee, which approval shall not be unreasonably withheld, conditioned or delayed, all at the Indemnitor's sole cost and expense. The Indemnitor may not settle any such Third Party Claim without the Indemnitee's consent, which consent shall not be unreasonably withheld, conditioned or delayed (provided, however that Indemnitor shall not be required to consent to any admission of guilt or criminal wrongdoing as part of any settlement), and Indemnitee, at Indemnitee's sole cost and expense, may employ separate counsel and participate in the defense thereof. Indemnitee and Indemnitor shall reasonably cooperate with each other in connection with each Third Party Claim.
8.10    Survival. The Parties agree that Sections 6 and 8 shall survive termination of this Agreement.

8.11    Integration. The parties acknowledge that they have read this Agreement in its entirety and understand and agree to be bound by its terms and conditions. This Agreement constitutes a complete and exclusive statement of the understanding between the parties with respect to its subject matter. Any prior agreements, promises, negotiations or representations related to the subject matter hereof not expressly set forth in this Agreement are of no force and effect. By execution of this Agreement, the parties agree that the Provider Service Agreement, dated August 1, 2002 and as amended through December 20, 2008 by and between ACS and HSPC (the “Provider Service Agreement”) is terminated by mutual agreement of the parties.
8.12    Third Party Beneficiaries. ACS and HSPC specifically acknowledge and agree that no other parties shall be third party beneficiaries under this Agreement. The parties further agree that nothing under this Agreement shall impose upon ACS any obligation to any other party including, but not limited to, beneficiaries under any Benefit Plan, covered employees or their assignees.
8.13    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.
8.14    [***] Except as otherwise provided herein, each party [***] hereby [***] on or before the Effective Date and time of this Agreement, including, without limitation, [***].
It is expressly understood between the parties, that the respective [***] provided herein shall not extend to [***] under this Agreement or any prior Agreement. [***] shall be construed to [***] and neither party is assuming any associated obligation or responsibility.
[***] as set forth herein is made with the intent and understanding that it will be relied upon by the [***]. shall extend to and be binding upon the undersigned [***], and shall inure to the benefit of [***].
IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed by their duly authorized representatives to be effective as first stated above.
“ACS”
ANCILLARY CARE SERVICES, INC.
5429 L.B.J. Freeway, Suite 700
Dallas, Texas 75240

BY: /s/ William J. Simpson, Jr.	DATE: 12-17-2012
NAME: William J. Simpson, Jr.
TITLE: President & COO

“HSPC”
HEALTHSMART PREFERRED CARE II, LP
HEALTHSMART PREFERRED NETWORK II, INC.
SELECTNET PLUS, INC.
222 W. Las Colinas Blvd, Suite 600N, Irving, Texas 75039

BY: /s/ William Demberckyj	DATE: 12-31-12
NAME: William Demberckyj
TITLE: CFO

Exhibit A

COVERED SERVICES FOR PLAN PARTICIPANTS

Health Care Services including, but not limited to, the following:

·	Acupuncture

·	Cardiac Monitoring

·	Chiropractic

·	Diagnostic Imaging

·	Dialysis

·	Durable Medical Equipment

·	Genetic Testing

·	Hearing Aids

·	Home Health

·	Hospice

·	Infusion Services

·	Implantable Devices

·	Lab

·	Lithotripsy

·	Long Term Acute Care

·	Massage Therapy

·	Orthotics & Prosthetics

·	Pain Management

·	Physical Therapy

·	Podiatry

·	Rehabilitation-Inpatient

·	Rehabilitation-Outpatient

·	Skilled Nursing Facilities

·	Sleep Diagnostic

·	Surgery Center

·	Transportation

·	Urgent Care Center

·	Vision

·	Walk in Clinics

Exhibit B

Affiliate Entities

•	HealthSmart Benefit Solutions, Inc.

Exhibit C

Form of Business Associate Agreement

SUBCONTRACTOR BUSINESS ASSOCIATE AGREEMENT
This Subcontractor Business Associate Agreement (the “BAA”) is entered into this ___ day of December, 2012 (“Effective Date”), by and between HealthSmart Preferred Care II, LP, HealthSmart Preferred Network II, Inc., and SelectNet Plus, Inc. (collectively referred to as “HealthSmart”) and American CareSource Holdings, Inc. d/b/a Ancillary Care Services, Inc. (the “Subcontractor”).
WHEREAS, the Parties hereto enter into this BAA in an effort to comply with: (i) the implementing regulations at 45 C.F.R. Parts 160, 162, and 164 for the Administrative Simplification provisions of Title II, Subtitle F of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (i.e., the HIPAA Privacy Rule, the HIPAA Security Standards and the HIPAA Standards for Electronic Transactions), and (ii) the requirements of the Health Information Technology for Economic and Clinical Health Act, as incorporated in the American Recovery and Reinvestment Act of 2009 (“HITECH Act”) that are applicable to business associates, along with any guidance and/or regulations issued by the U.S. Department of Health and Human Services as of September 2009;
WHEREAS, the parties have entered into a separate agreement, whereby the Subcontractor is performing an activity or function for or on behalf of HealthSmart (the “Agreement”), and the Subcontractor may receive Protected Health Information, including Individually Identifiable Health Information, from HealthSmart as part of performing such activity or function;
WHEREAS, HealthSmart is a Business Associate of certain Covered Entities under HIPAA;
WHEREAS, Subcontractor, as a recipient of Protected Health Information from HealthSmart, may be deemed a Business Associate of HealthSmart under HIPAA;
NOW, THEREFORE, in consideration of the foregoing and the covenants herein contained, the Parties hereto agree as follows:
1.    Definitions. The capitalized terms as used herein shall have the meanings as set forth under HIPAA or the HITECH Act, or as otherwise provided in this BAA.
2.    Scope. HealthSmart may disclose Protected Health Information, including Individually Identifiable Health Information, to Subcontractor for the limited purpose of carrying out the services under the Agreement, and Subcontractor hereby agrees that its use and disclosure of such Protected Health Information, including its agents, employees and subcontractors, shall be subject to the terms and conditions contained herein. Therefore, use or disclosure of the Protected Health Information by Subcontractor (including, without limitation, its subcontractors, employees and agents) is limited to the same extent that HealthSmart's use or disclosure is limited by HIPAA as a Business Associate.

3.    Disclosure of Protected Health Information. Subcontractor hereby agrees not to use or disclose the Protected Health Information in a manner that would violate HIPAA or this BAA if it were used or disclosed by HealthSmart as a Business Associate. Subcontractor further agrees not to disclose any Protected Health Information to any third party without the prior written permission of HealthSmart. The foregoing notwithstanding, Subcontractor shall be permitted to disclose Protected Health Information without the prior written permission of HealthSmart to its employees, agents, and subcontractors whose assigned duties reasonably require such disclosure and use, and then only to the extent necessary to enable such employees to reasonably perform their assigned duties consistent with this BAA and the Agreement pursuant to which the services are being performed. The Parties also agree to make reasonable efforts to limit use and disclosure of Protected Health Information to the minimum necessary to accomplish the intended purpose of the use or disclosure of such Protected Health Information.
4.    Safeguards. Subcontractor acknowledges that it is required by HIPAA, and hereby agrees, to maintain appropriate safeguards as necessary to ensure that the Protected Health Information is not used or disclosed by it or its employees except in compliance with HIPAA, this BAA and any and all other applicable federal, state and local laws, rules and regulations. Subcontractor agrees to develop, document, implement, maintain and use appropriate administrative, technical, and physical safeguards to preserve the integrity, confidentiality and availability of, and to prevent non-permitted use or disclosure of, PHI created or received for or from HealthSmart. Subcontractor agrees that with respect to PHI, these safeguards shall meet the requirements of the HIPAA Security Standards which are applicable to Subcontractor. To comply with the HIPAA Security Standards for PHI, Subcontractor agrees that it shall:
(a)    Implement administrative, physical and technical safeguards consist with (and as required by) the HIPAA Security Standards and the HITECH Act that reasonably protect the confidentiality, integrity, and availability of PHI that Subcontractor creates, receives, maintains, or transmits on behalf of HealthSmart or a Covered Entity. Subcontractor shall develop and implement policies and procedures that meet the Security Standards documentation requirements as required by the HITECH Act;
(b)    Use commercially reasonable efforts to ensure that any agent, including any subcontractor, to whom it provides such PHI agrees to implement reasonable and appropriate safeguards to protect it;
(c)    Report to HealthSmart Security Incidents, as such term is defined in the HITECH Act, of which Subcontractor becomes aware that result in the unauthorized access, use, disclosure, modification, or destruction of a Covered Entity's PHI (hereinafter referred to as “Successful Security Incidents”). Subcontractor shall report Successful Security Incidents to HealthSmart as specified in Paragraph 5;
(d)    Take all reasonable steps to mitigate, to the extent practicable, any harmful effect that is known to Subcontractor resulting from a Security Incident;
(e)    Upon request from HealthSmart or a Covered Entity, Subcontractor will provide access to and copies of documentation regarding Subcontractor's safeguards for PHI.
5.    Breach of Privacy or Security Obligations.
(a)    Subcontractor will notify and report to HealthSmart (in a manner and within the timeframes described below) any use or disclosure of PHI not permitted by this BAA, by applicable law, or permitted in writing by HealthSmart.

(b)    Subcontractor will notify HealthSmart immediately but in no event less than 5 (five) business days following discovery of any Successful Security Incident or any “Breach” of “Unsecured Protected Health Information” as such terms are defined by the HITECH Act and any implementing regulations. Such notice shall include the following information:
(i)    Those individuals whose Unsecured Protected Health Information has been, or is reasonably believed by Subcontractor to have been accessed, acquired or disclosed during the Breach;
(ii)    The nature of the non-permitted access, use, or disclosure, including the date of the incident and the date of discovery;
(iii)    The PHI accessed, used, or disclosed (e.g., name, social security number, date of birth);
(iv)    What corrective action Subcontractor took or will take to prevent further non-permitted accesses, uses, or disclosures; and
(v)    What Subcontractor did or will do to mitigate any deleterious effect of the non-permitted access, use or disclosure.
6.    Term and Termination. This BAA will be effective as of the Effective Date above and will terminate when all of the PHI provided by HealthSmart to Subcontractor, or created or received by Subcontractor on behalf of HealthSmart, is, at HealthSmart's option, destroyed or returned to HealthSmart, or if infeasible to return or destroy the PHI, protections are extended to such information in accordance with Paragraphs 7 and 12. Upon HealthSmart's knowledge of a material breach by Subcontractor, HealthSmart shall: (i) provide an opportunity for Subcontractor to cure the breach or end the violation, and terminate this BAA and the Agreement if Subcontractor does not cure the breach or end the violation within the time specified in the notice; or (ii) immediately terminate this BAA and the Agreement if Subcontractor has breached a material term of this BAA and cure is not possible; or (iii) if neither termination nor cure is feasible, HealthSmart will report the violation to the Secretary of Health and Human Services.
7.    Survival of Confidentiality. Subcontractor's obligation to protect the privacy and security of the PHI it created, maintained, or transmitted in connection with services to be provided under the Agreement and this BAA will be continuous and survive termination, cancellation, expiration, or other conclusion of this BAA or the Agreement. The obligation to maintain the confidentiality of the Protected Health Information shall survive the termination of this BAA.
8.    Disclosure by Law or Court Order. Protected Health Information may be disclosed to the extent required by law or Court Order, or as permitted under HIPAA. Subcontractor agrees, to the extent reasonably practicable, to give HealthSmart advance written notice of such disclosure and to request confidential treatment of such disclosure from the recipient thereof as may be afforded by law.

9.    Access to Internal Practices, Books and Records. To the extent required by HIPAA, Subcontractor shall, upon request, allow HealthSmart or the United States Department of Health and Human Services, and its duly authorized representatives, to access Subcontractor's internal practices and all agreements, books, documents, and records relating to the use and disclosure of Protected Health Information necessary to verify compliance with this BAA and HIPAA. If Subcontractor carries out any of its duties under the Agreement through an agreement between it and an individual or organization related to it, Subcontractor shall require that a clause be included in such agreement to the effect that the related organization will make available, upon written request of the Secretary of Health and Human Services, or any other duly authorized representatives, all agreements, books, documents, and records and internal practices of said related organization that are necessary to verify compliance with this BAA and HIPAA.
10.    Subcontractors. In the event Subcontractor discloses Protected Health Information to any subcontractor or agent, Subcontractor shall require such subcontractor or agent to enter into a written agreement whereby such subcontractor or agent agrees to be bound by the same restrictions and conditions as contained in this BAA that apply to the Subcontractor with respect to use and disclosure of such Protected Health Information.
11.    Open Communication Channels; Encryption. Subcontractor may not transmit Protected Health Information over the Internet or any other unsecure or open communication channel unless such information is encrypted or otherwise safeguarded using procedures no less stringent than those described in HIPAA, the HITECH Act, or any other applicable federal, state or local law or regulation. If Subcontractor stores, maintains or transmits Protected Health Information in encrypted form, Subcontractor shall, upon request, provide HealthSmart with the key or keys to decrypt such information.
12.    Return of Protected Health Information. Immediately upon termination of this BAA or the Agreement for any reason, Subcontractor shall return to HealthSmart, or, at HealthSmart's direction, destroy, all Protected Health Information in the Subcontractor's possession maintained in any form and shall retain no copies of such Protected Health Information. Subcontractor shall also require its subcontractors, employees and agents to return or destroy, as directed by HealthSmart, all Protected Health Information in such subcontractor's, employee's or agent's possession maintained in any form immediately but in no event more than thirty (30) days following termination of the Agreement, retaining no copies thereof. Subcontractor shall remain bound by the provisions of this BAA, even after termination of the Agreement or this BAA, until such time as all Protected Health Information has been returned or otherwise destroyed as provided in this paragraph.
In the event the return or destruction, as the case may be, of Protected Health Information disclosed to Contractor by HealthSmart is not feasible, the terms of this BAA shall survive termination of this BAA and the Agreement and shall continue in full force and effect with respect to such Protected Health Information remaining in the possession of Subcontractor, including, without limitation, its subcontractors, agents and employees (the “Retained Information”). All further uses and disclosures of the Retained Information by Subcontractor or its subcontractors, agents or employees shall be limited to those purposes that make the return or destruction infeasible. At such time as the return or destruction of the Retained Information becomes feasible, Subcontractor shall immediately notify HealthSmart in writing and shall return or destroy such Retained Information as directed by HealthSmart.
13.    Disclosures of PHI. Subcontractor agrees to document disclosures of PHI and information related to such disclosures as would be required for a Covered Entity to respond to a request by an individual for an accounting of disclosures of PHI in accordance with 45 C.F.R. 164.528. Subcontractor further agrees that it will provide an accounting of disclosures of PHI in accordance with 45 C.F.R. 164.528 directly to an Individual or HealthSmart within ten (10) business days of receiving a request.

14.    Right to Protected Health Information. Subcontractor acknowledges and understands that an Individual has a right to inspect and obtain a copy of his or her Protected Health Information in a designated record set, and Subcontractor shall cooperate fully and timely with HealthSmart or the Individual, as required by HIPAA, in responding to any request made by any subject of such Protected Health Information to HealthSmart to inspect and/or copy such Protected Health Information in Subcontractor's possession.
15.    Amendments and Corrections. Subcontractor shall incorporate any amendments or corrections to Protected Health Information in a designated record set disclosed to Subcontractor by HealthSmart when notified by HealthSmart that such Protected Health Information is inaccurate or incomplete.
16.    Construction. This BAA shall be construed as broadly as necessary to implement and comply with HIPAA and the HITECH Act. The Parties agree that any ambiguity in this BAA shall be resolved in favor of a meaning that complies and is consistent with HIPAA and the HITECH Act.
17.    Amendment. HealthSmart and Subcontractor agree to take such action as is necessary to amend this BAA from time to time in order to comply with the requirements of the Privacy Rule, Security Standards and/or the HITECH Act.
18.    Liability for Penalties. Subcontractor will be responsible for any civil monetary penalties imposed on HealthSmart as a result of Subcontractor's negligent acts or omissions or the negligent acts or omissions of Subcontractor's agents, including subcontractors, which violate any provision of HIPAA or the HITECH Act.
IN WITNESS HEREOF, the parties have caused this BAA to be executed as of the date first written above.
HEALTHSMART                    SUBCONTRACTOR
By:                             By:
Name:                         Name:
Title:                             Title:
Date:                             Date:

SCHEDULE 1.8

CURRENT HSPC PAYORS AND CLIENTS ACCESSING ACS

client_id client_name
[***] [***]

SCHEDULE 2.5

REPORTS

HealthSmart Entity Reports Consolidated All Entities By Entity Total for Existing Clients Total for New Clients	[***]	[***]	[***]	[***]	[***]	[***]	[***]

HealthSmart Collection Reports Consolidated All Entities by Service Top 10 Clients	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

HealthSmart Specialty Reports By Service Category By Entity by Service	[***]	[***]	[***]	[***]	[***]	[***]	[***]

HealthSmart Product Participation [***] [***] [***] [***]	[***]	[***]	[***]	[***]	[***]

Definitions             FOR MONTHLY REPORTING

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

SCHEDULE 3.2
GEOGRAPHIC SERVICE AREAS

•	Washington

•	Idaho

•	Montana

•	Utah

•	Wyoming

•	North Dakota

•	South Dakota

•	Minnesota

•	Indiana

•	Alabama

•	Maine

•	New Hampshire

•	Vermont

•	Pennsylvania

•	Massachusetts

•	Connecticut

•	Rhode Island

•	Hawaii

•	Oregon

•	Maryland

•	Delaware

•	Georgia

•	Michigan

•	New Jersey

•	South Carolina

SCHEDULE 5.3

COMPENSATION TO ACS OTHER THAN FOR PRIMARY GROUP HEALTH SERVICES

For HSPC client access to ACS networks other than for Primary Group Health Services, ACS shall be compensated as follows:

ACS Network                            Compensation

1)	[***] [***] of Collected Revenue

2)	[***] [***] of Collected Revenue

3)	[***] [***] of Collected Revenue

For purposes of this Schedule 5.3, “Collected Revenue” shall mean the amount of gross revenue actually collected by HSPC from its Payors and clients for claims utilizing an ACS discount through the applicable Networks referenced above.

HSPC shall remit payment of any compensation payable to ACS under this Schedule 5.3 on a monthly basis within thirty (30) days of HSPC's receipt of payment from the applicable Payor or client.

HSPC and ACS agree to establish one or more EDI connections for claims exchange to facilitate Payor access to the ACS networks identified above on or before [***]. Until the EDI connection is established, HSPC shall use commercially reasonable efforts to accurately reprice Clean Claims pursuant to the applicable ACS Fee Schedule provided by ACS. On or before the 5th day of each month, ACS shall provide HSPC with an upload of ACS Provider demographic and rate information, including applicable reimbursement rates, in a format mutually agreed upon by the parties. HSPC shall be permitted to apply such rate information to eligible claims incurred by Benefit Plan participants in compliance with the terms of this Agreement. ACS agrees to provide to HSPC with all technical and other support reasonably requested by HSPC with respect to the operation and application of the demographic file. ACS shall assure that all demographic and rate information provided to HSPC for claim repricing is true and correct in all material respects as of the date the file is submitted to HSPC. HSPC shall have no liability or responsibility to ACS or any other party for any action of HSPC where such action is based upon or taken in reliance on demographic or rate information provided by ACS.